Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

NUMEREX REPORTS THIRD QUARTER 2008 FINANCIAL RESULTS

Company Surpasses 700,000 M2M Network Connections;
Records a 31% Year over Year Increase in Recurring Network Service Revenues

ATLANTA, November 6, 2008 - Numerex Corp. (NASDAQ: NMRX), a leading provider of full-service, highly secure machine-to-machine (M2M) network services and solutions, today announced financial results for the third quarter of 2008, reporting  net earnings of $77,000 compared to a net loss of $(217,000) for the comparable period of 2007. Basic and fully diluted earnings per share were $0.01 for the third quarter of 2008, which compares to basic and fully diluted losses per share of $(0.02) for the third quarter of 2007. Net earnings for the third quarter of 2008, excluding non-cash stock option compensation expense as well as amortization expense related to acquisitions (“non-GAAP” earnings), was $227,000 compared to a net loss of $(36,000) for the comparable quarter in 2007. All non-GAAP information is reconciled in the “Non-GAAP Condensed Consolidated Statement of Operations” table below.

Key financial results for the third quarter and first nine months of 2008 compared to the third quarter and first nine months of 2007:
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Revenues (millions)	$19.0	$16.0	$56.9	$45.3
Net earnings (loss) (‘000)	$77	$(217)	$(323)	$(113)
Net EPS	$0.01	$(0.02)	$(0.02)	$(0.01)
Non-GAAP earnings (loss) (‘000)	$227	$(36)	$186	$313
Non-GAAP EPS	$0.02	$(0.00)	$0.01	$0.02

“We are pleased with the Company’s overall quarterly performance and to report strong M2M activity across our traditional and newly-opened markets,” said Stratton Nicolaides, Numerex chairperson and CEO. “We remain focused on business conducive to increasing our recurring service revenues and network connections while vigilantly controlling costs and strengthening our balance sheet. We continue to invest our resources – both human and capital – into initiatives that broaden our M2M deliverables. The acquisition of Ublip in October rounded out our service and software platforms, improving our market positioning as a single source provider of M2M solutions. Also, we were successful in reducing inventories and accounts receivable balances, significantly increasing our cash position during the quarter.”

Highlights since the release of the Company’s second quarter results include:

•
Continued strong growth of M2M service revenues. Numerex added a net 85,000 new network connections during the quarter and well over 200,000 additional network connections since the beginning of this year. The Company ended the quarter with 702,000 connections, reflecting 70% growth in its base compared to the third quarter of last year. This achievement is all the more impressive given that the majority of the connections this time last year were riding on analog networks, which have now been substantially decommissioned.

•
Completed the acquisition of Ublip, an M2M software and solutions company. It is believed that simplifying the deployment process is important to promoting sustainable growth in the M2M industry. Typically, customers must identify the hardware, select wireless networks, build communications software as well as develop the front-end web application - a complex, resource intensive, and time consuming process. Management expects that the Company’s enhanced technology platforms and newly acquired expertise will “jumpstart” the application development process, effectively shortening the development cycle and easing a customer’s experience in launching an application. As a result of this acquisition, Numerex reinforced its offerings and enhanced its position as a single source provider for the M2M industry.

•	Expanded relationships with emergency response providers using Numerex’s satellite solutions and initiated testing for cargo tracking project.

•
Strengthened the Company’s balance sheet by increasing its cash position at the end of the quarter to $8.6 million compared to $6.2 million at June 30th earlier this year. This growth was not only due to our improved operating results, but was also accomplished through improved collections of Accounts Receivable and reduced Inventory balances.

Net revenues in the third quarter of 2008 were $19.0 million compared to $16.0 million reported for same quarter last year, representing a 19% year-over-year growth and increased 9% sequentially from the $17.4 million posted in the second quarter of 2008.  Core wireless M2M revenues, which represented 88% of total revenues during the third quarter, were $16.7 million compared to $14.8 million for the third quarter of 2007 and $15.7 million for the second quarter of 2008 which represent relative growth rates of 13% and 7% respectively. M2M service revenues grew 31% in the quarter to $6.5 million from $5.0 million reported in the third quarter of 2007. The Company ended the third quarter with 702,000 network connections, a 70% increase over third quarter of last year. For the first nine months of this year, M2M service revenues grew to $18.8 million, a 44% improvement over the same period last year. Overall, the Company posted a 25% growth rate in its M2M business for the first nine months of this year. This includes hardware sales that had minimal growth year over year in a quarterly comparison and grew 16% for the comparable year over year nine-month period.

In the third quarter of 2008, the Company’s satellite division recorded higher revenues and improved performance progressively over the course of the year. However, the division still generated a pre-tax loss of over $300,000 for the quarter and over $1.8 million since the beginning of the year, half of which was recorded in the first quarter. A significant portion of this loss is attributable to legal fees associated with an action filed by the division’s former managers.

Gross margins for the third quarter of 2008 were 35.2% percent compared to 33.5% for the comparable period in 2007. The year-over-year improvement in gross margins is due to two factors. The first is a change in the overall revenue mix. In the third quarter of 2007, wireless service revenues were 33% of total wireless revenues compared to 39% in the third quarter of 2008. This increase drives an overall margin improvement since service revenues have a significantly higher gross margin than those achieved through the sale of hardware. In addition, hardware margins improved in the third quarter of 2008 because of significantly fewer lower-margin hardware units sold during the quarter related to the analog-to-digital transition and an increase in higher-margin digital multimedia and satellite unit sales. Gross margins were 36% in the prior sequential quarter since service revenue was a slightly higher portion of total revenue. However, we believe that service revenues will represent a higher percentage of the revenue mix in the fourth quarter of 2008 resulting in margin improvement.

Operating expenses were $6.1 million for the current quarter compared to $6.4 million for the second quarter of 2008 and $5.3 million incurred during the third quarter of 2007. Operating expenses decreased during the current quarter as a result of recently implemented cost control measures. Operating expenses increased year-over-year primarily due to additional legal fees and the consolidation of a full quarter of expenses associated with the acquisition of the satellite business. In accordance with Financial Accounting Standard No. 123 (R), the Company recorded non-cash stock option compensation costs of $280,000 in the third quarter of 2008 compared to $246,000 in the same quarter in 2007 and over $850,000 for the nine-month period ending September.

The Company’s balance sheet improved during the quarter with increased cash balances partially due to strong collections with a consequent reduction in DSO (“Days Sales Outstanding”) and an improvement in inventory turns. As a result, the current ratio as of September 30, 2008 was 2.2 to 1, a further improvement from the prior sequential quarter of 2.1 to 1. Shareholder’s equity increased 5.1% to $49.2 million compared to $46.9 as of December 31, 2007.

Mr. Nicolaides concluded, “We continue to look for new ways to expand our M2M business, both geographically and into new vertical markets. Our long-term focus of building streams of recurring service revenues has served us well, especially in tight credit and capital markets. Our outlook for our M2M business continues to be positive through the balance of the year and foreseeable future.”

Conference Call and Web Cast Information
Numerex will conduct a conference call on November 6th at 9.00 am Eastern Time, accessible by calling (866) 885-0439 in the United States and Canada or (904) 596-2360 for international. A live web cast of the call will also via the Numerex web site at http://www.numerex.com, under the Investor Relations section. A replay of the conference call will also be available via the Numerex web site beginning two hours after the call.

About Numerex
Numerex Corp. (NASDAQ: NMRX) provides the broadest choice of secure machine-to-machine (M2M) network services and solutions. Numerex delivers a depth of expertise and excellence through its M2M service platforms - Networx, Techworx, and Flexworx - that leading companies choose to power their M2M solutions. Numerex is the first M2M Company in North America to carry ISO 27001 certification – ISO’s highest information security benchmark that ensures data confidentiality, integrity and availability. The Company offers its M2M products and services through a variety of brands including Uplink, Orbit One, and Ublip. Numerex is headquartered in Atlanta, Georgia. For additional information, visit http://www.numerex.com. For information regarding Ublip, visit http://www.ublip.com.

This press release contains, and other statements may contain, forward-looking statements with respect to Numerex future financial or business performance, conditions or strategies and other financial and business matters, including expectations regarding growth trends and activities in the wireless data business. Forward-looking statements are typically identified by words or phrases such as "believe," "expect," "anticipate," "intend," "estimate," "assume," "strategy," "plan," "outlook," "outcome," "continue," "remain," "trend," and variations of such words and similar expressions, or future or conditional verbs such as "will," "would," "should," "could," "may," or similar expressions. Numerex cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. These forward-looking statements speak only as of the date of this press release, and Numerex assumes no duty to update forward-looking statements. Actual results could differ materially from those anticipated in these forward-looking statements and future results could differ materially from historical performance.

The following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: our inability to reposition our business or technology platforms to capture greater recurring service revenues; difficulties associated with integrating new product lines or businesses, including Ublip; the risks that a substantial portion of revenues generated by our satellite division that are derived from government contracts may be terminated by the government at any time; unanticipated costs of legal proceedings; variations in quarterly operating results; delays in the development, introduction, integration and marketing of new wireless services; customer acceptance of services; continuing adverse economic conditions; changes in financial and capital markets; the inability to attain revenue and earnings growth in our wireless data business; changes in interest rates; inflation, deflation; the introduction, withdrawal, success and timing of business initiatives and strategies; competitive conditions; the inability to realize revenue enhancements; and extent and timing of technological changes. Numerex SEC filings identify additional factors that can affect forward-looking statements.

Numerex Corp.
Condensed Consolidated Statement of Operations
(In thousands, except per share data)
(Unaudited)
	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2008	2007	Change	% Change	2008	2007	Change	% Change
Net sales:
Hardware	$11,632	$10,185	$1,447	14%	$35,745	$29,573	$6,172	21%
Service	7,345	5,799	1,546	27%	21,112	15,767	5,345	34%
Total net sales	18,977	15,984	2,993	19%	56,857	45,340	11,517	25%
Cost of hardware sales	9,663	9,096	567	6%	30,838	25,874	4,964	19%
Cost of services	2,634	1,536	1,098	71%	6,755	4,020	2,735	68%
Gross Profit	6,680	5,352	1,328	25%	19,264	15,446	3,818	25%
	35.2%	33.5%			33.9%	34.1%
Selling, general, and administrative expenses	4,697	4,078	619	15%	14,672	11,557	3,115	27%
Research and development expenses	473	382	91	24%	1,488	1,004	484	48%
Bad Debt Expense	209	164	45	27%	420	413	7	2%
Depreciation and amortization	773	697	76	11%	2,289	1,717	572	33%
Operating earnings	528	31	497	nm	395	755	(360)	-48%
Interest expense	(331)	(448)	117	nm	(1,141)	(949)	(192)	nm
Other income	5	(1)	6	nm	2	(20)	22	nm
Earnings (loss) before tax	202	(418)	620	nm	(744)	(214)	(530)	nm
Provision (benefit) for income tax	125	(201)	326	nm	(421)	(101)	(320)	nm
Net earnings (loss)	$77	$(217)	$294	-135%	$(323)	$(113)	$(210)	186%

Basic earnings per common share	$0.01	$(0.02)			$(0.02)	$(0.01)
Diluted earnings per common share	$0.01	$(0.02)			$(0.02)	$(0.01)
Number of shares used in per share calculation
Basic	13,742	13,187			13,735	13,117
Diluted	13,742	13,187			13,735	13,117

Numerex Corp.
Supplemental Sales Information
(in thousands)
(unaudited)
	Three Months Ended			Nine Months Ended
	September 30,			September 30,
Net Sales:	2008	2007	Change	2008	2007	Change
Wireless Data Communications
Hardware	$10,235	$9,874	$361	$33,098	$28,448	$4,650
Service	6,486	4,963	1,523	18,831	13,096	5,735
Subtotal	16,721	14,837	1,884	51,929	41,544	10,385
Digital Multimedia, Networking and Wireline Security
Hardware	1,397	311	1,086	2,647	1,125	1,522
Service	859	836	23	2,281	2,671	(390)
Subtotal	2,256	1,147	1,109	4,928	3,796	1,132
Total
Hardware	11,632	10,185	1,447	35,745	29,573	6,172
Service	7,345	5,799	1,546	21,112	15,767	5,345
Total net sales	18,977	15,984	2,993	56,857	45,340	11,517

Numerex Corp.
Condensed Consolidated Statement of Operations
(In thousands, except per share data)
(Unaudited)
	Three Months Ended			Nine Months Ended
	September 30, 2008			September 30, 2008
	GAAP		Non-GAAP	GAAP		Non-GAAP
	Results	Adjustments	Results	Results	Adjustments	Results
Net sales:
Hardware	$11,632		$11,632	$35,745		$35,745
Service	7,345		7,345	21,112		21,112
Total net sales	18,977		18,977	56,857		56,857
Cost of hardware sales	9,663		9,663	30,838		30,838
Cost of services	2,634		2,634	6,755		6,755
Gross Profit	6,680	-	6,680	19,264	-	19,264
	35.2%		35.2%	33.9%		33.9%
Selling, general, and administrative expenses	4,697	(280)	4,417	14,672	(857)	13,815
Research and development expenses	473		473	1,488		1,488
Bad debt expense	209		209	420		420
Earnings before interest, depreciation and amortization	1,301	280	1,581	2,684	857	3,541
Depreciation and amortization	773	(103)	670	2,289	(363)	1,926
Operating earnings	528	383	911	395	1,220	1,615
Interest expense	(331)		(331)	(1,141)		(1,141)
Other income	5		5	2		2
Earnings (loss) before tax	202	383	585	(744)	1,220	476
Provision (benefit) for income tax	125	233	358	(421)	711	290
Net earnings (loss)	$77	$150	$227	$(323)	$509	$186

Basic earnings (loss) per common share	$0.01		$0.02	$(0.02)		$0.01
Diluted earnings (loss) per common share	$0.01		$0.02	$(0.02)		$0.01
Number of shares used in per share calculation
Basic	13,742		13,742	13,735		13,735
Diluted	13,742		13,742	13,735		13,735

(a) These Unaudited non-GAAP consolidated statements of operations are for informational purposes only and are not presented in accordance with GAAP.  The adjustments necessary to provide a direct reconciliation of the non-GAAP to the GAAP basis consolidated statement of operations excludes stock options expense and amortization expense related to the acquisition of the assets of Airdesk, Inc. and Orbit One Communications, Inc.

Numerex Corp.
Condensed Consolidated Statement of Operations
(In thousands, except per share data)
(Unaudited)
	Three Months Ended			Nine Months Ended
	September 30, 2007			September 30, 2007
	GAAP		Non-GAAP	GAAP		Non-GAAP
	Results	Adjustments	Results	Results	Adjustments	Results
Net sales:
Hardware	$10,185		$10,185	$29,573		$29,573
Service	5,799		5,799	15,767		15,767
Total net sales	15,984		15,984	45,340		45,340
Cost of hardware sales	9,096		9,096	25,874		25,874
Cost of services	1,536		1,536	4,020		4,020
Gross Profit	5,352	-	5,352	15,446	-	15,446
	33.5%		33.5%	34.1%		34.1%
Selling, general, and administrative expenses	4,078	(246)	3,832	11,557	(656)	10,901
Research and development expenses	382		382	1,004		1,004
Bad debt expense	164		164	413		413
Earnings before interest, depreciation and amortization	728	246	974	2,472	656	3,128
Depreciation and amortization	697	(103)	594	1,717	(159)	1,558
Operating earnings (loss)	31	349	380	755	815	1,570
Interest expense	(448)		(448)	(949)		(949)
Other income	(1)		(1)	(20)		(20)
Earnings (loss) before tax	(418)	349	(69)	(214)	815	601
Provision (benefit) for income tax	(201)	168	(33)	(101)	389	288
Net earnings (loss)	$(217)	$181	$(36)	$(113)	$426	$313

Basic earnings (loss) per common share	$(0.02)		$(0.00)	$(0.01)		$0.02
Diluted earnings (loss) per common share	$(0.02)		$(0.00)	$(0.01)		$0.02
Number of shares used in per share calculation
Basic	13,156		13,156	13,081		13,081
Diluted	13,156		13,156	13,780		13,780

(a) These Unaudited non-GAAP consolidated statements of operations are for informational purposes only and are not presented in accordance with GAAP.  The adjustments necessary to provide a direct reconciliation of the non-GAAP to the GAAP basis consolidated statement of operations excludes stock options expense and amortization expense related to the acquisition of the assets of Airdesk, Inc. and Orbit One Communications, Inc.

Numerex Corp.
CONDENSED CONSOLIDATED BALANCE SHEET
(In thousands)
	September 30,	December 31,
	2008	2007
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$8,550	$7,425
Accounts receivable, less allowance for doubtful accounts of $1,300 at September 30, 2008 and $1,009 at December 31, 2007:	12,512	16,396
Inventory	8,645	10,059
Prepaid expenses and other current assets	1,709	1,885
Deferred tax asset	820	770
TOTAL CURRENT ASSETS	32,236	36,535

Property and equipment, net	1,730	2,003
Goodwill, net	26,116	22,603
Other intangibles, net	6,370	6,940
Software, net	3,346	3,486
Other assets - long-term	334	526
Deferred tax asset - long-term	2,397	2,005
TOTAL ASSETS	$72,529	$74,098

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$7,626	$10,299
Other current liabilities	2,075	2,312
Note payable	2,568	2,568
Deferred revenues	2,290	1,328
Obligations under capital leases	35	44
TOTAL CURRENT LIABILITIES	14,594	16,550

LONG TERM LIABILITIES
Obligations under capital leases and other long-term liabilities	425	486
Note payable - net of current portion	8,271	10,197
TOTAL LONG TERM LIABILITIES	8,696	10,683

COMMITMENTS AND CONTIGENCIES	-	-

SHAREHOLDERS’ EQUITY
Preferred stock - no par value; authorized 3,000,000; none issued	-	-
Class A common stock - no par value, authorized 30,000,000, issued 14,928,101
shares at September 30, 2008 and 14,706,101 shares at December 31, 2007	49,290	47,455
Class B common stock – no par value; authorized 5,000,000; none issued	-	-
Additional paid-in-capital	4,285	3,427
Treasury stock, at cost, 1,185,809 shares on September 30, 2008 and
December 31, 2007	(5,053)	(5,053)
Accumulated other comprehensive earnings (loss)	(1)	(6)
Retained earnings	718	1,042
TOTAL SHAREHOLDERS' EQUITY	49,239	46,865
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$72,529	$74,098